Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Lightspeed POS Inc. of our report dated May 21, 2020 relating to the consolidated financial statements of Lightspeed POS Inc., which is filed as Exhibit 4.2 to this Registration Statement.

We also consent to the reference to us under the heading, “Interest of Experts”, which appears in the Annual Information Form for the year ended March 31, 2020, which is filed as Exhibit 4.1 to this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Montreal, Quebec, Canada

September 9, 2020